UNITED STATES SECURITIES AND
 EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2008

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Knightsbridge, London England SW1X 7JF, UK
(Address of principal executive offices and Zip Code)

44-207-590-9630
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Proposal and Exclusivity Agreement

On September 26, 2008, Fox Petroleum Inc. (“Fox US”) and its wholly owned subsidiary, Fox Energy Exploration Limited (“Fox UK”), entered into a transaction proposal and exclusive agreement with Ballyliffin Capital Corp. (“Ballyliffin”) relating to the proposed business combination. Ballyliffin is a capital pool company listed on the TSX Venture Exchange in Canada. Under the proposed transaction, Ballyliffin will acquire 100% of the issued and outstanding shares of Fox UK whereby the holder of the issued and outstanding shares of Fox UK will receive common shares of Ballyliffin in exchange for its shares of Fox UK. The final structure of the proposed transaction will be determined once all of the tax, corporate, and securities laws issues have been reviewed in detail.

The parties also agreed to work together to retain the services of a financing agent and agreed that all funds received pursuant to this financing would principally be applied to the maintenance and development of Fox UK’s North Sea projects.

The parties also agreed to use their good faith efforts to complete and be in a position to execute definitive agreements relating to the proposed transaction and the financing no later than 14 days following the retention of the financing agent or such later date as may be mutually agreed to by the parties in writing. Upon execution of the transaction proposal and exclusive agreement by the parties, and subject to prior approval of the TSX Venture Exchange, Ballyliffin agreed to advance to its legal counsel, the sum of CAD$250,000 to be held in trust as a refundable deposit in favor of Fox UK. If the proposed transaction does not close as a result of Ballyliffin’s termination of the transaction, then CAD$225,000 will be returned to Ballyliffin and Fox UK will be entitled to receive a CAD$25,000 termination fee from Ballyliffin.

The closing of the financing would be targeted to occur 30 days following the retention of the financing agent or, before November 30, 2008. The closing of the proposed transaction would be targeted to occur 60 days following the retention of the financing agent or such other time or date, as may be mutually agreed to by the parties, subject to regulatory approval.

The definitive agreements will provide that the obligations to complete the proposed transaction will be conditional on, among other things:

  Fox UK having prepared and provided audited financial statements and reports compliant with National Instrument 51-101 respecting Standards of Disclosure for Oil and Gas Activities;

  receipt by the parties of all required third party approvals;

  the parties having used their good faith efforts to prepare all necessary disclosure and filing documentation in respect of the proposed transaction and receipt by the parties of all regulatory approvals (including relevant stock exchanges);

  required approval by the stakeholders of Ballyliffin, Fox UK and Fox US;

  approval by the board of directors of Ballyliffin, Fox UK and Fox US;

  completion by Fox UK and Fox US of a satisfactory due diligence on Ballyliffin;

  completion by Ballyliffin of a satisfactory due diligence on Fox UK and Fox US; and

  if required by the TSX Venture Exchange, a qualified sponsor will accept to sponsor the proposed transaction and will file with the TSX Venture Exchange a sponsor report.

In addition, the parties agreed that upon completion of the proposed transaction, Fox UK will be organized as follows:

  a name to be determined but incorporating the term “Fox” (“Fox Canada”);

  the board of directors of Fox Canada will be comprised of seven members, four of which will be nominated by Fox US and two of which will be nominated by Ballyliffin. The one remaining director will be independent from Fox UK and Fox US and will be designated as non-executive Chairman of the board of directors of Fox Canada;

  the following persons will be the initial officers of Fox Canada:

    Richard Joseph Moore – Chief Executive Officer
    William McNee – Chief Operating Officer
    Jonathan Wood – Chief Financial Officer
    Alexander J. Craven – Executive Vice President

In addition, Mike Rose will be in charge of Exploration, and Rob Frost will be the Director of Earth Sciences; and

  the principal place of business and head office of Fox Canada will be in London except if agreed otherwise by the parties.

The parties also agreed that, immediately upon the completion of the proposed transaction and the financing, they would negotiate in good faith the merger of Fox Canada with Fox US, the final structure of which will be determined once all of the tax, corporate and securities law issues have been reviewed in detail; provided, however, that the parties agreed that such merger will be based upon market terms and conditions then in effect at that time.

There is no guarantee that the parties will negotiate and agree upon a definitive and binding agreement and that the proposed transaction will ultimately close.

Letter Agreement for Corporate Finance Services

On September 25, 2008, Fox UK entered into a letter agreement with Pollard Financial Ltd. pursuant to which Pollard Financial Ltd. agreed to provide general corporate finance services with respect to Fox UK’s financing needs and listing on the TSX Venture Exchange via entering into definitive and binding agreement with a capital pool company in Canada. The term of the letter agreement is for a period of twelve months, and thereafter, renewable monthly at the option of Fox UK.

In consideration for the services of Pollard Financial Ltd., Fox UK agreed to:

  pay an engagement fee of 25,000 shares of common stock of Fox US, payable upon signing of the letter agreement;

  pay 7% in cash of the gross proceeds of the financing, to be deducted from the gross proceeds, and paid upon the closing of each and any portion of the financing;

  issue common stock warrants equal to 7% of the gross proceeds, with the warrants having a cashless exercise and being priced as mutually agreed upon by Fox UK and Pollard Financing Ltd. at the time of each closing and having a term of two years; and

  pay a corporate finance fee of 100,000 shares of common stock of Fox US, payable upon completion of the qualifying transaction with the capital pool company.

Any amounts due and payable under the letter agreement and outstanding for in excess of 45 calendar days will accrue interest at the rate of 1.5% per month, compounding on a monthly basis. Fox UK also agreed to reimburse all reasonable out of pocket costs, charges and expenses, including travel, incurred by Pollard Financial Ltd. in the performance of its obligations under the letter agreement.

Item 9.01	Financial Statements and Exhibits.

10.1	Transaction Proposal and Exclusivity Agreement dated September 26, 2008 between Ballyliffin Capital Corp., Fox Energy Exploration Limited, and Fox Petroleum Inc.

10.2	Letter Agreement dated September 25, 2008 between Fox Energy Exploration Limited and Pollard Financial Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

/s/ Alexander Craven
Alexander Craven
Executive Vice President

October 1, 2008